AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Agreement”), dated as of April 16, 2021 (the “Effective Date”), is entered into by and between CleanSpark, Inc., a Nevada corporation (the “Company”), and Lori Love (the “Employee”). This Agreement amends that certain October 1, 2020 Employment Agreement (“Prior Agreement”), between the parties concerning employment terms.

RECITALS

WHEREAS, the Employee desires to enter into this Amendment, to be effective as of the Effective Date, which sets forth the terms and conditions of the Employee’s employment with the Company from and after the Effective Date;

WHEREAS, the parties to this Amendment now desire to make certain modifications and amendments to the Prior Agreement provided herein; and

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1)	Additional contingent Incentive Compensation to be added to Exhibit A “October 1, 2020-September 30, 2021 Compensation Agreement”:
i.	If Revenues of the Company plus all Realized Gains less Realized Losses of the Same Class in the current fiscal year exceeds $30 Million, then a cash bonus of $40,000 will be granted.
a)	Such bonus will be in addition to any other consideration already established by the board.

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IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement effective as of the Effective Date.

COMPANY:

CLEANSPARK, INC.,
a Nevada corporation

Dated: ___April 16, 2021______________ By: /s/ Larry McNeill_______________

Larry McNeill, Chairman of

the Compensation Committee

EMPLOYEE:

Dated: ___April 16, 2021______________ By: / s/ Lori Love___________________

Lori Love

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